Subsidiaries of U.S. Aggregates, Inc.

      Company           Jurisdiction of        Interest
                         Incorporation
-------------------   -------------------  ----------------

SRM Holdings Corp.    Delaware             100% Owned
                                           Subsidiary

Western Aggregates    Delaware             100% Owned
Holding Corp.                              Subsidiary

SRM Aggregates,       Alabama              100% Owned
Inc.                                       Subsidiary

Western Rock          Utah                 100% Owned
Products                                   Subsidiary
Corporation

Cox Rock Products,    Utah                 100% Owned
Inc.                                       Subsidiary

Cox Transport         Utah                 100% Owned
Corporation                                Subsidiary

Jensen Construction   Nevada               100% Owned
& Development, Inc.                        Subsidiary

Sandia                Nevada               100% Owned
Construction, Inc.                         Subsidiary

Mohave Concrete and   Nevada               100% Owned
Materials, Inc.                            Subsidiary
(Nevada)

Mohave Concrete and   Arizona              100% Owned
Materials, Inc.                            Subsidiary
(Arizona)

A-Block Company,      Arizona              100% Owned
Inc. (Arizona)                             Subsidiary

A-Block Company,      California           100% Owned
Inc. (California)                          Subsidiary

Valley Asphalt,       Utah                 100% Owned
Inc.                                       Subsidiary

Dekalb Stone, Inc.    Georgia              70.6667% of the
                                           Common Stock and
                                           100% of the
                                           Preferred Stock

Mulberry Rock         Georgia              100% Owned
Corporation                                Subsidiary

BHY Ready Mix, Inc.   Tennessee            100% Owned
                                           Subsidiary

Bradley Stone &       Tennessee            100% Owned
Sand, Inc.                                 Subsidiary

Tri-State Testing     Utah                 100% Owned
Laboratories, Inc.                         Subsidiary

Geodyne Beck Rock     Utah                 100% Owned
Products, Inc.                             Subsidiary

Monroc, Inc.          Delaware             100% Owned
                                           Subsidiary

Western Aggregates,   Utah                 100% Owned
Inc.                                       Subsidiary

Eagle Valley          Utah                 100% Owned
Materials, Inc.                            Subsidiary

Nevada Aggregates,    Nevada               100% Owned
Inc.                                       Subsidiary

Bama Crushed          Alabama              100% Owned
Corporation                                Subsidiary

Grove Materials       Georgia              100% Owned
Corporation                                Subsidiary